Exhibit 99.1

INSPIRED REPORTS SECOND QUARTER 2025 RESULTS

●	Revenue of $80.3 million, up 7% over prior year, driven primarily by record Interactive revenue, up 45% year-over-year
●	Net Operating Income of $7.9 million, Net Loss of $7.8 million and Adjusted Net Loss of $5.6 million
●	Adjusted EBITDA of $28.4 million, up 15% from last year driven by record Interactive Adjusted EBITDA, up 49% year-over-year
●	Secured five-year partnership with Jenningsbet to supply approximately 570 Vantage terminals
●	Successfully completed comprehensive debt refinancing, issuing £270 million senior secured notes and securing a new £17.8 million revolving credit facility

New York, New York, August 6, 2025 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended June 30, 2025.

“We are pleased to deliver another strong quarter, underscoring the continued strength across our diversified business model,” said Lorne Weil, Executive Chairman of Inspired. “Interactive remains a key growth engine, with revenue increasing 45% and Adjusted EBITDA increasing 49% year-over-year, driven by sustained momentum in North America and the UK. Interactive Adjusted EBITDA margin expanded to 67%, an increase of approximately 200 basis points versus prior year, reflecting the scalability of our digital operations. Hybrid Dealer continues to gain traction as we deploy new products as well as new markets with customers such as BetMGM, Caesars, bet365 and Loto-Québec. We’re also beginning to see some early adoption among regional operators that traditionally have lacked access to live dealer solutions. While this phase of the roll out is just getting underway, initial indications from these customers are encouraging. We remain excited about its long-term potential as a scalable, high-margin product.

“Gaming delivered a strong performance in the quarter, with segment Adjusted EBITDA increasing 35% year-over-year, reflecting both top-line growth and margin expansion. Performance was driven by revenue growth from the successful roll out of our Vantage cabinets with William Hill, which has now been completed and delivering high single-digit revenue growth. In Greece, new terminal deployments are gaining traction and expected to support continued growth. Additionally, operational initiatives implemented in the back half of last year are delivering sustained cost efficiencies, improving the segment’s margin profile and positioning it for sustained momentum through the remainder of the year.

“Virtual Sports saw sequential growth in revenue and Adjusted EBITDA in the second quarter. Our focus is squarely on continuing this sequential growth through targeted initiatives as we move into the second half of the year. In Brazil, localized content is showing early promise, particularly our V-Play Football Brazil product launched with bet365, Betano and BetMGM. We’ve also expanded our partnership with William Hill to upgrade their Virtual Sports offering across 1,300 UK betting shops, integrating enhanced horse and greyhound racing content into their broadcast network and adding approximately 300 new daily events. With additional launches underway in Turkey and North America, we’re optimistic about the direction of the segment and the impact of these targeted initiatives.

“Leisure performed in line with expectations, supported by strong results from the timing of UK public holidays, which shifted into the second quarter this year. On a year-to-date basis, revenue is up 5% through the first half of the year, driven by growth across existing sites, new site additions, and continued strength in the Bingo sector. Operational initiatives have further enhanced performance, with year-to-date Adjusted EBITDA up 19% compared to same period last year.

“Across the business, we continue to execute with discipline and focus,” Weil concluded. “Our Interactive segment is scaling efficiently, Gaming is delivering profitable growth, Virtual Sports is showing early signs of renewed momentum, and Leisure is performing steadily. With a more flexible capital structure in place and a clear set of strategic priorities, we believe we are well-positioned to build on this progress and drive long-term value for our shareholders.”

Recent Business Highlights

●	Completed £288 million refinancing, including £270 million in senior secured notes due 2030 and a £17.8 million revolving credit facility, replacing all existing debt.
●	Year-over-year revenue growth in Interactive was 45%, approximately half of which was driven by growth in North America
●	Launched Canada’s first branded Hybrid Dealer Roulette game with Loto-Québec, marking a milestone in the expansion of next-generation iGaming content
●	Introduced localized Virtual Sports content in the fast-growing Brazilian market, including V-Play Football Brazil with Betano, BetMGM and bet365 — marking a key milestone in expansion across Latin America
●	Expanded long-term partnership with William Hill to deliver a major upgrade to Virtual Sports across 1,300 UK betting shops, adding approximately 300 new daily events and enhancing the retail broadcast experience
●	Secured five-year contract with Jenningsbet, the largest independent retail bookmaker in the UK, to supply approximately 570 Vantage terminals, commencing in Q4 2025

Summary of Second Quarter ended June 30, 2025 - Segment Financial Results

(unaudited)

	Three Months Ended June 30,		Reported Variance	Currency Movement 2025[2]	Functional Currency Variance
(In $ millions)	2025	2024	%	$	%
Total Revenue
Gaming	$27.2	$26.3	3%	$1.5	(2)%
Virtual Sports	9.2	11.7	(21)%	0.5	(26)%
Interactive	13.6	9.4	45%	0.7	38%
Leisure	30.3	27.4	11%	1.6	5%

Total Revenue	$80.3	$74.8	7%	$4.3	2%
Net operating income	7.9	8.7	(9)%	(0.2)	(7)%
Net (loss) income	(7.8)	1.4	NM3	(1.2)	NM3
Net (loss) income per basic share	$(0.27)	$0.05	NM3	NM3	NM3
Net (loss) income per diluted share	$(0.27)	$0.05	NM3	NM3	NM3

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$12.8	$9.5	35%	$0.7	28%
Virtual Sports	6.6	9.6	(31)%	0.3	(34)%
Interactive	9.1	6.1	49%	0.6	39%
Leisure	7.7	6.1	26%	0.1	26%
Corporate	(7.8)	(6.6)	(18)%	(0.1)	(17)%

Total Company Adjusted EBITDA[1]	$28.4	$24.7	15%	$1.6	9%
Adjusted EBITDA Margin[1]	35%	33%

Adjusted net (loss) income[1]	$(5.6)	$5.2	NM3	(0.3)	NM3
Adjusted net (loss) income per diluted share	$(0.19)	$0.18	NM3	NM3	NM3

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2025 and 2024 performances at 2024 exchange rates.

3 Percentage/dollar change is not meaningful.

Summary of Six Months ended June 30, 2025 - Segment Financial Results

(unaudited)

	Six Months Ended June 30,		Reported Variance	Currency Movement 2025[2]	Functional Currency Variance
(In $ millions)	2025	2024	%	$	%
Total Revenue
Gaming	$48.9	$49.4	(1)%	$1.5	(4)%
Virtual Sports	17.9	24.1	(26)%	0.5	(28)%
Interactive	25.7	17.5	47%	0.5	44%
Leisure	48.2	46.0	5%	1.5	2%

Total Revenue	$140.7	$137.0	3%	$4.1	0%
Net operating income	9.5	6.6	44%	0.0	44%
Net loss	(7.9)	(5.0)	58%	(0.7)	44%
Net loss per basic share	$(0.27)	$(0.18)	50%	NM3	50%
Net loss per diluted share	$(0.27)	$(0.18)	50%	NM3	50%

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$22.1	$15.9	39%	$0.8	34%
Virtual Sports	12.9	20.0	(36)%	0.2	(37)%
Interactive	16.8	10.5	60%	0.5	55%
Leisure	9.4	7.9	19%	0.5	13%
Corporate	(14.4)	(14.3)	(1)%	(0.2)	1%

Total Company Adjusted EBITDA[1]	$46.8	$40.0	17%	$1.8	13%
Adjusted EBITDA Margin[1]	33%	29%

Adjusted net (loss) income[1]	$(3.6)	$4.3	NM3	$0.1	NM3
Adjusted net (loss) income per diluted share	$(0.12)	$0.15	NM3	NM3	NM3

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2025 and 2024 performances at 2024 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:30 a.m. ET / 1:30 p.m. in the UK on Wednesday, August 6, 2025 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 620-6737

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Service	$73.8	$64.9	$130.8	$121.1
Product sales	6.5	9.9	9.9	15.9
Total revenue	80.3	74.8	140.7	137.0

Cost of sales:
Cost of service (1)	(21.2)	(19.0)	(36.2)	(34.9)
Cost of product sales (1)	(4.0)	(5.8)	(6.9)	(10.3)
Selling, general and administrative expenses	(31.9)	(30.8)	(62.2)	(65.0)
Depreciation and amortization	(15.3)	(10.5)	(25.9)	(20.2)
Net operating income	7.9	8.7	9.5	6.6

Other expense
Interest expense, net	(7.1)	(6.6)	(14.1)	(13.2)
Other finance income	0.2	0.1	0.4	0.2
Total other expense, net	(6.9)	(6.5)	(13.7)	(13.0)

Net income (loss) before income taxes	1.0	2.2	(4.2)	(6.4)

Income tax (expense) benefit	(8.8)	(0.8)	(3.7)	1.4
Net (loss) income	(7.8)	1.4	(7.9)	(5.0)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(1.5)	(0.2)	(1.9)	0.3
Reclassification of loss on pension plan to comprehensive income	0.3	0.3	0.5	0.6
Other comprehensive (loss) income	(1.2)	0.1	(1.4)	0.9

Comprehensive (loss) income	$(9.0)	$1.5	$(9.3)	$(4.1)

Net (loss) income per common share – basic	$(0.27)	$0.05	$(0.27)	$(0.18)
Net (loss) income per common share - diluted	$(0.27)	$0.05	$(0.27)	$(0.18)

Weighted average number of shares outstanding during the period – basic	29,078,848	28,474,059	29,026,683	28,538,897
Weighted average number of shares outstanding during the period – diluted	29,078,848	29,046,281	29,026,683	28,538,897

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.8)	$(1.6)	$(3.2)	$(3.9)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Cash	$46.3	$29.3
Accounts receivable, net	49.0	65.4
Inventory	24.9	28.0
Prepaid expenses and other current assets	42.6	36.0
Corporate tax and other current taxes receivable	2.9	1.2
Total current assets	165.7	159.9

Property and equipment, net	73.2	56.4
Software development costs, net	22.5	22.4
Other acquired intangible assets subject to amortization, net	15.8	16.1
Goodwill	63.2	57.8
Finance lease right of use asset	25.1	18.7
Operating lease right of use asset	17.0	16.2
Costs of obtaining and fulfilling customer contracts, net	15.4	11.0
Deferred tax	74.0	67.4
Other assets	14.9	12.5
Total assets	$486.8	$438.4

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$70.2	$53.7
Corporate tax and other current taxes payable	7.7	12.3
Deferred revenue, current	6.1	5.8
Operating lease liabilities	5.6	5.1
Current portion of long-term debt	—	18.8
Current portion of finance lease liabilities	4.7	4.4
Other current liabilities	4.0	3.9
Total current liabilities	98.3	104.0

Long-term debt	349.6	292.2
Finance lease liabilities, net of current portion	17.5	18.6
Deferred revenue, net of current portion	17.0	12.8
Operating lease liabilities	11.8	11.7
Other long-term liabilities	2.1	2.4
Total liabilities	496.3	441.7

Commitments and contingencies
Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,914,149 shares and 26,581,972 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid in capital	393.0	389.9
Accumulated other comprehensive income	46.9	48.3
Accumulated deficit	(449.4)	(441.5)
Total stockholders’ deficit	(9.5)	(3.3)
Total liabilities and stockholders’ deficit	$486.8	$438.4

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(7.9)	$(5.0)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20.5	20.2
Amortization of finance lease right of use asset	5.4	—
Amortization of operating lease right of use asset	1.6	2.0
Stock-based compensation expense	3.2	3.9
Amortization of deferred financing fees relating to senior debt	1.3	0.6
Deferred tax	(0.1)	—
Changes in assets and liabilities:
Accounts receivable	21.4	(2.0)
Inventory	5.5	1.7
Prepaid expenses and other assets	(11.6)	6.9
Corporate tax and other current taxes payable	(7.1)	(6.0)
Accounts payable and accrued expenses	10.4	(17.6)
Deferred revenue and customer prepayment	2.3	1.7
Operating lease liabilities	(1.8)	(2.1)
Pension contributions	(0.5)	(0.7)
Other long-term liabilities	(1.9)	—
Net cash provided by operating activities	40.7	3.6

Cash flows from investing activities:
Purchases of property and equipment	(18.8)	(7.3)
Purchases of capital software and internally developed costs	(4.7)	(6.2)
Contract cost expense	(7.7)	(5.7)
Net cash used in investing activities	(31.2)	(19.2)

Cash flows from financing activities:
Debt introduced	365.7	—
Repayments of long-term debt	(318.3)	—
Repayments of short-term debt	(20.3)	—
Debt fees incurred	(18.9)	—
Repayments of finance leases	(4.1)	(0.5)
Net cash provided by (used in) financing activities	4.1	(0.5)

Effect of exchange rate changes on cash	3.4	(0.4)
Net increase (decrease) in cash	17.0	(16.5)
Cash, beginning of period	29.3	40.0
Cash, end of period	$46.3	$23.5

Supplemental cash flow disclosures
Cash paid during the period for interest	$17.4	$12.8
Cash paid during the period for income taxes	$6.4	$1.4
Cash paid during the period for operating leases	$4.3	$5.0

Supplemental disclosure of non-cash investing and financing activities
Additional paid in capital from settlement of RSUs	$—	$(0.8)
Lease liabilities arising from obtaining finance lease right of use assets	$(1.3)	$—
Lease liabilities arising from obtaining operating lease right of use assets	$(0.9)	$(3.1)
Right of use property and equipment acquired through finance lease	$9.8	$1.3
ARO assets arising during the period	$0.1	$0.1

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended June 30, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$5.3	$4.6	$7.3	$3.4	$(28.4)	$(7.8)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.4	—	—	—	2.8	3.2
Costs of group restatement	—	—	—	—	(0.1)	(0.1)

Stock-based compensation expense	0.3	0.1	0.2	0.2	1.0	1.8
Depreciation and amortization	6.8	1.9	1.6	4.1	0.9	15.3
Interest expense, net	—	—	—	—	7.1	7.1
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	8.8	8.8
Adjusted EBITDA	$12.8	$6.6	$9.1	$7.7	$(7.8)	$28.4

Adjusted EBITDA	£9.6	£5.0	£6.8	£5.8	£(5.9)	£21.3

Exchange rate - $ to £						1.34

Three Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$5.7	$7.0	$4.8	$3.0	$(19.1)	$1.4
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.3	—	—	—	0.5	0.8
Costs of group restatement	—	—	—	—	2.8	2.8

Stock-based compensation expense	0.2	0.1	0.1	0.1	1.1	1.6
Depreciation and amortization	3.3	2.5	1.2	3.0	0.5	10.5
Interest expense, net	—	—	—	—	6.6	6.6
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	0.8	0.8
Adjusted EBITDA	$9.5	$9.6	$6.1	$6.1	$(6.6)	$24.7

Adjusted EBITDA	£7.5	£7.6	£4.9	£4.7	£(5.1)	£19.6

Exchange rate - $ to £						1.26

Six Months Ended June 30, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$9.5	$9.5	$14.2	$1.8	$(42.9)	$(7.9)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.5	0.5

Items outside the normal course of business:
Costs of group restructure	0.6	—	—	—	3.1	3.7
Costs of group restatement	—	—	—	—	4.0	4.0

Stock-based compensation expense	0.5	0.2	0.3	0.3	1.9	3.2
Depreciation and amortization	11.5	3.2	2.3	7.3	1.6	25.9
Interest expense, net	—	—	—	—	14.1	14.1
Other finance income	—	—	—	—	(0.4)	(0.4)
Income tax	—	—	—	—	3.7	3.7
Adjusted EBITDA	$22.1	$12.9	$16.8	$9.4	$(14.4)	$46.8

Adjusted EBITDA	£17.0	£9.9	£12.9	£7.1	£(11.1)	£35.8

Exchange rate - $ to £						1.30

Six Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$7.8	$16.4	$7.9	$1.7	$(38.8)	$(5.0)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.6	0.6

Items outside the normal course of business:
Costs of group restructure	0.3	—	—	—	0.7	1.0
Costs of group restatement	—	—	—	—	7.7	7.7

Stock-based compensation expense	0.4	0.2	0.2	0.2	2.9	3.9
Depreciation and amortization	7.4	3.4	2.4	6.0	1.0	20.2
Interest expense, net	—	—	—	—	13.2	13.2
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	(1.4)	(1.4)
Adjusted EBITDA	$15.9	$20.0	$10.5	$7.9	$(14.3)	$40.0

Adjusted EBITDA	£12.7	£15.7	£8.3	£6.3	£(11.2)	£31.8

Exchange rate - $ to £						1.26

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Six-Month Period ended
	June 30,	June 30,	June 30,	June 30,
(In millions)	2025	2024	2025	2024
Net (loss) income	$(7.8)	$1.4	$(7.9)	$(5.0)
Items Relating to Legacy Activities:
Pension charges	0.3	0.3	0.5	0.6

Items outside the normal course of business:
Cost of group restructure	3.2	0.8	3.7	1.0
Cost of group restatement	(0.1)	2.8	4.0	7.8

Effect of exchange rates on cash	(2.4)	—	(3.4)	0.4
Mark to market movement on currency deals	0.1	—	0.2	(0.2)
Other finance income	(0.2)	(0.1)	(0.4)	(0.2)
Tax Impact	1.3	—	(0.3)	(0.1)
Adjusted Net (Loss) Income	$(5.6)	$5.2	$(3.6)	$4.3

Adjusted Net (Loss) Income	£(4.2)	£4.1	£(2.8)	£3.4

Exchange Rate - $ to £	1.34	1.26	1.30	1.26

Weighted average number of shares outstanding– diluted	29,078,848	29,046,281	29,026,683	29,021,756

Adjusted Net (Loss) Income per diluted share	$(0.19)	$0.18	$(0.12)	$0.15

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended June 30, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$27.2	$9.2	$13.6	$30.3	$—	$80.3

Segment % of Total Revenue	33.9%	11.5%	16.9%	37.7%		100.0%

Adjusted EBITDA	$12.8	$6.6	$9.1	$7.7	$(7.8)	$28.4
Corporate allocation(1)	(2.7)	(0.9)	(1.3)	(2.9)	7.8	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$10.1	$5.7	$7.8	$4.8	$—	$28.4

Segment Contribution to Adjusted EBITDA	35.5%	20.1%	27.5%	16.9%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$26.3	$11.7	$9.4	$27.4	$—	$74.8

Segment % of Total Revenue	35.2%	15.6%	12.6%	36.6%		100.0%

Adjusted EBITDA	$9.5	$9.6	$6.1	$6.1	$(6.6)	$24.7
Corporate allocation(1)	(2.3)	(1.1)	(0.8)	(2.4)	6.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$7.2	$8.5	$5.3	$3.7	$—	$24.7

Segment Contribution to Adjusted EBITDA	29.1%	34.4%	21.5%	15.0%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Six Months Ended June 30, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$48.9	$17.9	$25.7	$48.2	$—	$140.7

Segment % of Total Revenue	34.7%	12.7%	18.3%	34.3%		100.0%

Adjusted EBITDA	$22.1	$12.9	$16.8	$9.4	$(14.4)	$46.8
Corporate allocation(1)	(5.0)	(1.8)	(2.6)	(5.0)	14.4	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$17.1	$11.1	$14.2	$4.4	$—	$46.8

Segment Contribution to Adjusted EBITDA	36.5%	23.7%	30.4%	9.4%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Six Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$49.4	$24.1	$17.5	$46.0	$—	$137.0

Segment % of Total Revenue	36.0%	17.6%	12.8%	33.6%		100.0%

Adjusted EBITDA	$15.9	$20.0	$10.5	$7.9	$(14.3)	$40.0
Corporate allocation(1)	(5.2)	(2.5)	(1.8)	(4.8)	14.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$10.7	$17.5	$8.7	$3.1	$—	$40.0

Segment Contribution to Adjusted EBITDA	26.7%	43.7%	21.8%	7.8%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution